Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 20th day of October, 2004 (the "Effective Date"), by and among DST Systems, Inc., a Delaware corporation ("SELLER"), Computershare Ltd., an Australian corporation ("CPU"), Computershare (US), a Delaware general partnership ("CPUUS") and EQAC Inc., a Delaware corporation ("EQAC"). CPU, CPUUS, and EQAC are collectively referred to as "PURCHASERS".

                                    RECITALS

     WHEREAS, Seller owns all of the issued and outstanding shares of the capital stock of EquiServe, Inc., a Delaware corporation ("EQS"), which stock shall sometimes hereinafter be referred to as the "SHARES"; and

     WHEREAS, EQAC desires to purchase and Seller desires to sell all of the Shares upon the terms and conditions set forth in this Agreement; and

     WHEREAS, CPUUS is the parent entity of EQAC and CPU is the ultimate parent entity of CPUUS, and each of them will derive substantial value from the Transactions.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "ACQUISITION TRANSACTION" means any transaction involving the direct or indirect acquisition of all or any portion of the equity interests or Assets of either Company or a merger, consolidation or other business combination, acquisition, purchase, sale, transfer or conveyance pursuant to which any other Person would directly or indirectly acquire the Business or any interest therein.

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The parties acknowledge that the entities shown on
Section 1.1(a) of the Seller's Disclosure Schedule (the "Excluded Entities") shall not be considered Affiliates of Seller so long as Seller's ownership interest in such entities' issued and outstanding voting securities does not exceed fifty percent (50%).

     "ANCILLARY AGREEMENTS" means additional agreements entered into between the parties and their Affiliates to be effective as of the Closing, as listed on
Section 1.1(b) of the Seller's Disclosure Schedule.

     "BANK ONE CORPORATION AGREEMENTS" means the Contribution Agreement, dated as of February 9, 1998, between EQS and Bank One Corporation, as modified pursuant to Section 7.3 of the Agreement for Purchase and Sale of Partnership Interests, dated December 7, 2000, between Bank One Corporation and Seller and the Reconciliation Project Plan, dated as of December 7, 2000, between EQS and Bank One Corporation, as each has been amended or modified to date.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Kansas City, Missouri or New York, New York are authorized or required by Law to close.

     "CIBCA" means the Change in Bank Control Act (12 U.S.C. 1817(j)).

     "CLAIM" means a suit, proceeding, hearing, investigation, litigation, written charge, complaint, claim or demand.

     "CODE" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and in effect from time to time.

     "COMPANIES" means EQS and EquiServe Trust, collectively.

     "COMPANY" means EQS and EquiServe Trust, individually.

     "COMPETING BUSINESS" means the provision of services to Issuers to transfer a shareholder's stock, disburse and reinvest dividends, solicit and tabulate proxies, provide merger and acquisition services in the capacity of a depositary, exchange agent or information agent (but excluding the provision of investment banking advice), conduct small shareholder (odd-lot) programs and post-merger cleanup programs and provide employee stock purchase plan and stock option plan services and the provision of class action administration services in the United States, but not including (i) the provision of services described in those Ancillary Agreements designated in Section 1.1(b) of Seller's
Disclosure Schedule as the "Designated Ancillary Agreements", or (ii) the provision of class action administration services to the mutual fund industry.

     "DEFINED WORKING CAPITAL" means the difference, which may be a negative number, between (i) the sum of the balances in the following asset accounts: cash, customer receivables (net of allowance for doubtful accounts), other receivables and prepaid expenses and other current assets, and (ii) the sum of the balances in the following liability accounts: accounts payable - trade, accrued expenses (excluding account 24005- general reserve), payables to related parties, deferred revenue and other short term liabilities, as reflected on the books and records of EQS.

     "DOLLARS" or the symbol "$" shall represent United States Dollars.

     "EQUISERVE TRUST" means EquiServe Trust, N.A., a national trust company owned by EQS.

     "ESCHEATMENT LIABILITY" means Liabilities of the Companies relating to escheatment, including without limitation obligations of the companies to deliver property to Governmental Authorizies or third parties acting on their behalf, pay penalties and/or interest to Governmental Authorities in respect of their actions or omissions relating to the escheatment of property or make payemnt to any other Person in respect of the escheatment practices of the Companies.

     "GAAP" means generally accepted accounting principles, consistently applied, as used in a Person's country of domicile as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

     "GOVERNMENTAL AUTHORITY" means (i) when applicable to Seller, EQS, EquiServe Trust, CPUUS, EQAC and any of their Affiliates domiciled in the United States, any United States federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, or any arbitrator or mediator, and (ii) when applicable to CPU and any of its Affiliates domiciled in Australia, the government of the Commonwealth of Australia or any state or territory or other political subdivision of Australia including any administrative or judicial body, department, commission, authority, instrumentality, tribunal, agency or entity of any such government or any arbitrator or mediator.

     "IDENTIFIED LIABILITIES" means those Liabilities set forth in SECTION 1.1(c) of Purchasers' Disclosure Schedule.

     "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all capital leases, and (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities.

     "ISSUERS" means U.S. corporations, other U.S. securities issuers, including limited partnerships, and issuers of American Depository Receipts and American Depository Shares (excluding open-end and closed-end investment companies, i.e. mutual funds, open-end and closed-end unit investment trusts, hedge funds and real estate investment trusts).

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, and (d) all copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means, whether capitalized or not: (a) with respect to Purchasers, the actual knowledge of Tom Honan, Penny Maclagan, Chris Morris, or Steven Rothbloom, without further investigation and without regard to whether a Person had reason to know, and (b) with respect to Seller, the actual knowledge of Michael Gentry, Gregg Wm. Givens, Kenneth V. Hager or Thomas A. McDonnell after due inquiry of Stephen Cesso, Deborah A. Culhane, Donald J. Kenney, John
E. Morgan, Cathleen Moynihan and Charles V. Rossi and, except for such inquiry, without further investigation and without regard to whether a Person had reason to know.

     "LAW" means (i) when applicable to Seller, EQS, EquiServe Trust, CPUUS, EQAC and any of their Affiliates domiciled in the United States, any United States federal, state, provincial, local, county, city, municipal or other administrative order, constitution, law, ordinance, directive, principle of common law, regulation, rule, restriction, statute or treaty, and (ii) when applicable to CPU and any of its Affiliates domiciled in Australia, any Commonwealth of Australia federal, state, provincial, local, county, city, municipal or other administrative order, constitution, law, ordinance, directive, principle of common law, regulation, rule, restriction, statute or treaty.

     "LIABILITY" means, with respect to any Person, any financial or non-financial liability or obligation of such Person of any kind, character or description, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured and whether or not the same is required to be accrued on the financial statements of such Person.

     "LIEN" means, with respect to any asset, any mortgage, deed of trust, title defect lien, pledge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

     "MATERIAL ADVERSE EFFECT" means the magnitude of any events, circumstances or conditions is substantial enough such that, as a result, the Companies are unable to operate in the Ordinary Course of Business.

     "MINIMUM THRESHOLD AMOUNT" means Five Million Dollars ($5,000,000).

     "MINIMUM DEFINED WORKING CAPITAL" means a negative balance of Seven Million Six Hundred Seventy Five Thousand Dollars (-$7,675,000.00).

     "MAXIMUM DEFINED WORKING CAPITAL" means a negative balance of Five Million Six Hundred Seventy Five Thousand Dollars (-$5,675,000.00).

     "OCC" means the Office of the Comptroller of the Currency.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of the business operations of the Companies consistent with past custom and practice.

     "OTHER BID" means any proposal or offer in connection with an Acquisition Transaction, other than the Transactions.

     "PERSON" means any individual, partnership, corporation, association, trust, limited liability company, joint partnership, unincorporated organization and any government or political subdivision thereof, governmental department or agency.

     "PURCHASERS' DISCLOSURE SCHEDULE" means the disclosure schedule that Purchasers have delivered to Seller on the date of this Agreement prior to the execution hereof.

     "REFERENCE DATE" means June 30, 2004.

     "RETURNS" means all returns, declarations, reports, estimates, information returns, elections, consents, notices, forms, documents and statements (including all schedules, exhibits and other attachments thereto) relating to any Taxes.

     "SELLER'S DISCLOSURE SCHEDULE" means the disclosure schedule that Seller has delivered to Purchasers on the date of this Agreement prior to the execution hereof.

     "TARGET DEFINED WORKING CAPITAL" means a negative balance of Six Million Six Hundred Seventy Five Thousand Dollars (-$6,675,000.00) and, for purposes of clarity, this means that the difference between the assets and liabilities comprising Target Defined Working Capital will be a negative number because the aggregate of the balances in the liability accounts will exceed the aggregate of the balances in the asset accounts.

     "TAX" or "TAXES" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, registration, value added, alternative, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, environmental, property or other taxes, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Authority upon either Company or otherwise associated with the Business.

     "TAX AFFILIATE" means each Company and any other Person that is or was a member of an affiliated, combined or unitary group of which either Company is or was a member.

     "TRANSACTIONS" means the purchase and sale of the Shares, the delivery of the CPU Shares and the other transactions contemplated by this Agreement to occur at the Closing.

     1.2 CROSS REFERENCES TO CERTAIN TERMS DEFINED ELSEWHERE IN THIS AGREEMENT.


                                      TERM                                         SECTION

                  Accounting Firm                                                  2.14(d)
                  Agreement                                                       Preamble
                  ASX                                                              2.4(c)
                  Benefit Plans                                                    3.9(a)
                  Changed Circumstances                                            5.6(b)
                  CPUUS                                                           Preamble
                  Closing                                                            2.3
                  Closing Date                                                       2.3
                  Closing Date Balance Sheet                                       2.14(a)
                  COBRA                                                            5.21(e)
                  Company Employees                                                5.21(a)
                  Company Flex Plan                                                5.21(c)
                  Company Plans                                                    5.21(b)
                  control                                                   Affiliate Definition
                  EQAC                                                            Preamble
                  CPU                                                             Preamble
                  CPU Financial Statements                                         4.8(a)
                  CPU Shares                                                       2.2(b)
                  CPU Welfare Plans                                                5.21(d)
                  Designated Ancillary Agreements                       Competing Business Definition
                  Disclosing Party                                                   5.1
                  Disclosure Date                                                    2.8
                  Disclosure Notice                                                2.4(c)
                  Dispute Accountants                                              2.14(d)
                  Dispute Notice                                                   2.14(c)
                  Dividend                                                          2.13
                  DST Flex Plan                                                    5.21(c)
                  Effective Date                                                  Preamble
                  EQS                                                             Recitals
                  EQS Common Stock                                                 3.3(a)
                  EQS Intellectual Property                                         3.15
                  EQS System Software                                               3.15
                  EquiServe Trust Common Stock                                     3.3(b)
                  EquiServe Trust Shares                                           3.3(b)
                  ERISA                                                            3.9(a)
                  ERISA Affiliates                                                 3.9(e)
                  Excluded Entities                                         Affiliate Definition
                  Excluded Information                                            2.5(a)(i)
                  Financial Statements                                             3.12(a)
                  Indemnification Period                                           8.1(b)
                  Indemnified Party                                                8.3(a)
                  Indemnifying Party                                               8.3(a)
                  Information                                                        5.1
                  Interim Financial Statements                                     3.12(b)
                  Major Customers                                                  3.16(a)


                  Major Suppliers                                                  3.16(b)
                  Material Contracts                                                3.10
                  Notice                                                           7.1(e)
                  Purchase Price                                                     2.2
                  Purchaser(s)                                                    Preamble
                  Purchasers' Losses                                               8.1(a)
                  Rectification Date                                               2.5(b)
                  Restricted Period                                                5.6(a)
                  Retained Plans                                                   5.21(a)
                  Rights                                                           3.3(a)
                  Seller                                                          Preamble
                  Seller's Losses                                                  8.2(a)
                  Shares                                                          Recitals
                  Third Party Claim                                                8.3(a)



                                   ARTICLE 2
                        PURCHASE AND SALE; PURCHASE PRICE

     2.1 PURCHASE AND SALE OF THE SHARES. At the Closing (as defined below), and in the manner herein provided, Seller hereby agrees to sell, transfer, assign and deliver all of the Shares to EQAC, and EQAC hereby agrees to purchase, acquire and accept from Seller, all of the Shares, free and clear of all Liens. Purchasers will cause EQAC to satisfy its obligations pursuant to this Article 2.

     2.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement and in consideration of the sale, transfer and delivery to EQAC of all of the Shares, Purchasers hereby agree to pay the following amounts to Seller (as it may be adjusted in accordance with Section 2.14, the "PURCHASE PRICE") in accordance with the terms and conditions set forth below:

          (a) At the Closing, EQAC will pay Seller the sum of Two Hundred Sixteen Million Dollars ($216,000,000), via wire transfer of immediately available funds in accordance with instructions delivered prior to the Closing Date by Seller to EQAC.

          (b) At the Closing, EQAC will deliver, subject to Section 2.11, to Seller Twenty Nine Million Six Hundred Five Thousand (29,605,000) ordinary shares in the capital of CPU (the "CPU SHARES"), which shall be issued and allotted to Seller by CPU.

     2.3 CLOSING. Unless otherwise mutually agreed, the closing ("CLOSING") of the sale and purchase of the Shares shall take place at the offices of Seller the fifth business day following the satisfaction or waiver of the conditions set forth in Article 6 of this Agreement. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE".

     2.4 CLOSING OBLIGATIONS.

          (a) At the Closing, Seller shall deliver to Purchasers certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers).

          (b) At the Closing, Purchasers shall deliver (i) to Seller the sum of Two Hundred Sixteen Million Dollars ($216,000,000), and, if applicable, the Additional Amount, and (ii) to Seller, or an Affiliate of Seller in accordance with written instructions from Seller, a holding statement in respect of the CPU Shares in accordance with the ASTC Settlement Rules.

          (c) At the Closing, CPU shall (i) apply for official quotation of the CPU Shares on the Australian Stock Exchange ("ASX") by delivering an ASX Listing Rule Appendix 3B to the ASX with a copy to Seller, and, subject to
     Section 2.5(a) and Section 2.5(b), (ii) deliver a notice that complies with section 708A(5)(e) and 708A(6) of the Australian Corporations Act (the "DISCLOSURE NOTICE") to the ASX with a copy to Seller.

          (d) At the Closing, Seller shall, and shall cause its relevant Affiliates to, execute and deliver the Ancillary Agreements to which Seller and/or such Affiliates are proposed to be a party.

          (e) Purchasers shall, and shall cause the Companies to, execute and deliver the Ancillary Agreements to which Purchasers and/or either Company is proposed to be a party.

          (f) At the Closing, Seller shall deliver to Purchasers:

               (i) a true and correct copy of the Certificate of Incorporation of each Company, certified by the Secretary of State of the State of Delaware or the OCC, as applicable.

               (ii) a true and correct copy of the Bylaws of each Company, together with all amendments thereto, in effect as of the Closing Date, certified by an officer of Seller.

               (iii) a certificate of good standing for each Company from its jurisdiction of incorporation and each of the states in which it is qualified to do business, dated no more than seven (7) days prior to the Closing Date.

               (iv) letters of resignation executed by each of the officers and directors of the Companies who are employees of Seller and those identified by CPU a reasonable time prior to the Closing Date, or proof of their termination or removal.

               (v) all original stock books, registers and records for the Companies, including the corporate seal, if any.

     2.5 DEFERRAL OF CLOSING OBLIGATIONS.

          (a) Subject to Section 2.7, CPU shall have no obligation at Closing to deliver a notice to the ASX under Section 2.4(c)(ii), if at Closing CPU has:

               (i)  'excluded  information'  (within the meaning of that term in section 708A(7) of the Australian Corporations Act) ("EXCLUDED INFORMATION") that concerns an incomplete proposal or negotiation and the board of CPU acting in good faith reasonably determines that disclosure of the Excluded Information to the ASX is not in the best interests of CPU and will have a materially adverse effect on the relevant matter which is the subject of the Excluded Information; or

               (ii) Excluded Information that comprises matters of supposition or is insufficiently definite to warrant disclosure and CPU becomes aware of the relevant matter which is the subject of the Excluded Information within ten (10) days of the Closing Date and the board of CPU acting in good faith has taken all reasonable steps to disclose the relevant matter which is the subject of the Excluded Information.

          (b) If Section 2.5(a) applies, CPU must within five (5) business days of the Closing Date (the "Rectification Date") deliver a Disclosure Notice to the ASX with a copy to Seller unless at the Rectification Date CPU has:

               (i) Excluded Information that concerns an incomplete proposal or negotiation and the board of CPU acting in good faith reasonably determines that disclosure of the Excluded Information to the ASX is not in the best interests of CPU and will have a materially adverse effect on the relevant matter which is the subject of the Excluded Information; or

               (ii) Excluded Information that comprises matters of supposition or is insufficiently definite to warrant disclosure and CPU becomes aware of the relevant matter which is the subject of the Excluded Information within ten (10) days of the Rectification Date and the board of CPU acting in good faith has taken all reasonable steps to disclose the relevant matter which is the subject of the Excluded Information.

          (c) If Section 2.5(b) applies, CPU must within sixty (60) business days of the Closing Date prepare and lodge a Section 708A(11) Prospectus with ASIC to cause section 708A(11) of the Australian Corporations Act to apply in respect of a Sale Offer.

     2.6 PROVISION OF EXCLUDED INFORMATION. CPU must two (2) Business Days prior to the Closing Date provide the Seller with any information that is Excluded Information.

     2.7 DELIVERY OF DISCLOSURE NOTICE AT CLOSING. CPU must take all reasonable steps to deliver a Disclosure Notice to the ASX at Closing (including taking all reasonable steps to be in a position to deliver the Disclosure Notice).

     2.8 LIMITATION ON SECONDARY SALES. If Section 2.5(a) or Section 2.5(b) applies, the Seller must not offer the CPU Shares for sale if the sale offer requires disclosure under section 707(3) of the Australian Corporations Act until the earlier of the date ("Disclosure Date"):

          (a) CPU was required to deliver a Disclosure Notice under Section 2.5(b); or

          (b) CPU was required to lodge a Section 708A(11) Prospectus with ASIC under Section 2.5(c).

     2.9 UNDERTAKING IN RESPECT OF SECONDARY SALES. If Section 2.5(a) or Section 2.5(b) applies and the Seller sells some or all the CPU Shares prior to the Disclosure Date, the Seller must obtain an undertaking from any purchaser of the CPU Shares that:

          (a) the purchaser is a "sophisticated investor" (within the meaning of section 708(8) of the Australian Corporations Act) or a "professional investor" (within the meaning of section 708(11) of the Australian Corporations Act;) and

          (b) the purchaser will not offer the CPU Shares for sale prior to the Disclosure Date if the Sale Offer requires disclosure under section 707(3) of the Australian Corporations Act.

     2.10 SELLER AGREES TO ACQUIRE CPU SHARES BY WAY OF ISSUE. Where this Agreement requires CPU to issue the CPU Shares to Seller, Seller agrees to accept those shares, become a member of CPU and be bound by CPU's constitution.

     2.11 CPU OBLIGATIONS. For purposes of clarity, but without limitation to Sections 2.5(a) or 2.5(b), no later than the expiration of the sixty (60) day period following the Closing Date, there will be no impediments on the transferability of the CPU Shares by Seller.

     2.12 Adjustment of CPU Shares. If at any time between the execution of this document and the Closing Date there occurs any reorganization of the capital of CPU, including any consolidation, subdivision, capital reduction, cancellation of capital, stock split, stock dividend, capital return or similar event, then at Closing the number of CPU Shares must be recalculated and reorganized or a cash payment must be made to Seller (as the case may be) so that Seller receives the same benefit it would have received if it held the CPU Shares as at the date of execution of this document.

     2.13 PAYMENT OF DIVIDENDS. If, following the Conditions Satisfaction Date, any dividend or other distribution of profits ("DIVIDEND") is paid by CPU to holders of ordinary shares in the capital of CPU, CPU must ensure that the Dividend is also paid to Seller.

     2.14 POST-CLOSING ADJUSTMENTS.

          (a) Within sixty (60) days after the Closing Date, Seller shall deliver to Purchasers a consolidated unaudited balance sheet of the Companies dated as of the Closing Date (the "CLOSING DATE BALANCE SHEET") prepared in accordance with GAAP on a basis consistent with the unaudited Interim Financial Statements and in accordance with the following accounting protocols: (i) the accounts entitled "due from DST" and "taxes payable/receivable" will have a zero balance on the Closing Date Balance Sheet, and (ii) the account entitled "deferred taxes" will not necessarily have a zero balance.

          (b) In the event that the amount of Defined Working Capital reflected on the Closing Date Balance Sheet is less than the Minimum Defined Working Capital, Seller shall pay to the Purchasers, by wire transfer of immediately available funds, the amount necessary to achieve the Target Defined Working Capital as of the Closing Date. In the event that the amount of Defined Working Capital reflected on the Closing Date Balance Sheet is greater than the Maximum Defined Working Capital, Purchasers shall pay to Seller, by wire transfer of immediately available funds, the amount by which the Defined Working Capital exceeds the Target Defined Working Capital as of the Closing Date. Any payments required pursuant to this subparagraph (b) shall be made within thirty (30) days following the delivery by Purchasers of the Closing Date Balance Sheet, unless a Dispute Notice (defined below) is delivered.

          (c) If, within thirty (30) calendar days after the date of delivery to Purchasers of the Closing Date Balance Sheet, Purchasers dispute the amount of Defined Working Capital reflected therein, Purchasers will give written notice to Seller within such thirty (30) calendar day period specifying in reasonable detail Purchasers' basis for its dispute (a "DISPUTE NOTICE"). In its review of the Closing Date Balance Sheet, Purchasers shall have reasonable access to Seller's work papers relating thereto and Seller's accountants, subject to whatever releases and indemnifications that may be requested by such accountants. In the event that Purchasers notify Seller in writing that it has accepted the Closing Date Balance Sheet, or in the event that Purchasers do not issue a Dispute Notice within thirty (30) calendar days of delivery of the Closing Date Balance Sheet, then the Closing Date Balance Sheet shall become the final and binding upon the parties for purposes of any adjustment required pursuant to Section 2.14(b).

          (d) If Purchasers deliver a Dispute Notice to Seller within such 30-day period, Seller and Purchasers shall work together in good faith to seek to resolve the dispute over the correct amount of Defined Working Capital. If Seller and Purchasers are unable to resolve their disagreement within 15 calendar days after delivery of a Dispute Notice by Purchasers, the dispute shall be referred for determination to a nationally known firm of independent public accountants (an "ACCOUNTING FIRM") mutually selected by Seller and Purchasers (the "DISPUTE ACCOUNTANTS") as promptly as practicable. In the event that

     Seller and Purchasers are unable to agree on the Dispute Accountants, then the Parties agree to retain KPMG, LLP. The Dispute Accountants will make a determination as to the correct amount of Defined Working Capital, which determination will be (a) in writing, (b) furnished to each of Seller and Purchasers as promptly as practicable after the dispute has been referred to the Dispute Accountants, (c) made in accordance with this Agreement, and
     (d) conclusive and binding. Seller and Purchasers will use reasonable commercial efforts to cause the Dispute Accountants to render their decision within thirty (30) days of submitting such dispute and shall promptly comply with all reasonable written requests for information, books, records and similar items. Neither party will disclose to the Dispute Accountants, and the Dispute Accountants will not consider for any purpose, any settlement offer made by either party. Any payments required upon the determination by the Dispute Accountants shall be made within ten
     (10) days following such determination.

          (e) Purchasers shall pay the fees and expenses charged by any Dispute Accountant retained hereunder, unless any payment required to be made by Seller pursuant to this Section 2.14 is greater than $250,000, in which case Seller shall pay such fees and expenses.

     2.15 TAX ELECTIONS. At the election of Purchasers, Seller shall join with Purchasers and make an election with respect to the Transactions under Code section 338(h)(10) and the Regulations thereunder, and under any similar state statute or regulation. At the request of Purchasers, Seller shall execute any and all documents (including without limitation Forms 8023 and 8883) and take any and all actions necessary, including providing all required information on a timely basis, to cause such election to become effective. Purchasers and Seller shall mutually agree to the "aggregate deemed sales price" and the allocation of such price for the purposes of such election. Purchasers and Seller agree that neither of them shall take any action to modify or withdraw such election and shall file all Tax returns (including Form 8883) in a manner consistent with such election and the "aggregate deemed sales price" and allocation of such price jointly agreed by Purchasers and Seller.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As a material inducement to Purchasers to enter into this Agreement, Seller hereby represents and warrants to Purchasers as follows:

     3.1 ORGANIZATION.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own the Shares, and (ii) enter into this Agreement and perform all of its obligations hereunder.

          (b) EQS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own all of the EquiServe Trust Shares, (ii) own, operate or lease the assets owned or used by it and to carry on its business as now conducted by it. EQS is duly licensed or qualified to do business and is in good standing in the jurisdictions set forth in Section 3.1(b) of the Seller's Disclosure Schedule. True and correct copies of the certificate of incorporation and by-laws of EQS, each as in effect on the date hereof, are attached to Section 3.1(b) of the Seller's Disclosure Schedule.

          (c) EquiServe Trust is a national trust company chartered by the OCC, is validly existing and in good standing under the Laws of the United States of America and has all requisite corporate power and authority to own, operate or lease the assets owned or used by it and to carry on its business as now conducted by it. EquiServe Trust is chartered by the OCC to carry on the business reflected in its charter. True and correct copies of the charter, articles of incorporation and by-laws of EquiServe Trust, each as in effect on the date hereof, are attached to Section 3.1(c) of the Seller's Disclosure Schedule.

     3.2 AUTHORITY; ENFORCEABILITY. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Seller and will not result in any violation of or conflict with or constitute a default under (i) any term of the charter or bylaws or other constitutive documents of Seller, (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Seller other than such violations or conflicts which would not materially adversely affect the ability of Seller to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with the terms hereof.

     3.3 CAPITALIZATION OF THE COMPANIES.

          (a) EQS's authorized capital stock consists of 75,000 shares of common stock (the "EQS Common Stock"), with a par value of $1.00 per share. The Shares are the only shares of EQS Common Stock which are issued and outstanding. There are no options, warrants, subscriptions, puts, calls or other rights, commitments, undertakings or understandings ("RIGHTS") to acquire, dispose of or restrict the transfer of, any capital stock or other securities of any kind or class of EQS, except such restrictions as may be imposed by applicable federal or state securities laws. All of the Shares are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with all applicable Laws, and were not issued in violation of the preemptive right of any Person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the EQS Common Stock, nor is there any Indebtedness of EQS granting holders thereof the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of EQS Common Stock may vote.

          (b) EquiServe Trust's authorized capital stock consists of 1,000,000 shares of common stock ("EQUISERVE TRUST COMMON STOCK"), with a par value of $1.00 per share. 500,000 shares of EquiServe Trust Common Stock (the "EQUISERVE TRUST SHARES") are issued and outstanding and are held beneficially and of record by EQS. There are no Rights to acquire, dispose of or restrict the transfer of, any capital stock or other securities of any kind or class of EquiServe Trust, except such restrictions as may be imposed by applicable federal or state securities laws. All of the EquiServe Trust Shares are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with all applicable Laws, and were not issued in violation of the preemptive right of any Person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the EquiServe Trust Common Stock, nor is there any Indebtedness of EquiServe Trust granting holders thereof the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of EquiServe Trust Common Stock may vote.

          (c) Except for EQS's interest in EquiServe Trust, there are no other corporations, partnerships, joint ventures, associations or other entities in which either Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Neither Company is a member of (nor is any part of the business of the Companies conducted through) any partnership nor is either Company a participant in any joint venture or similar arrangement.

     3.4 TITLE TO THE SHARES. Seller owns all of the Shares free and clear of any and all Liens, subject to restrictions imposed by applicable federal or state securities laws which restrictions do not adversely affect good and valid title to the Shares. EQS owns 100% of all the EquiServe Trust Shares free and clear of any Liens. At the Closing, Seller shall deliver to EQAC good and valid title to the Shares free and clear of any and all Liens, subject to restrictions imposed by applicable federal or state securities Laws which restrictions do not adversely affect the ability of Seller to deliver to EQAC good and valid title to the Shares.

     3.5 CONSENTS. Except as described in Section 3.5 of the Seller's Disclosure Schedule, and except with respect to consents required under any contract or agreement to which the Companies are a party, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority or other Person is required for the execution and delivery of this Agreement by Seller or for the consummation by Seller and the Companies of the transactions contemplated hereby.

     3.6 COMPLIANCE WITH LAWS. Except as described in Section 3.6 of Seller's Disclosure Schedule, each Company has complied and continues to comply with (i) its charter, articles or certificate of incorporation and bylaws and (ii) to Seller's Knowledge, applicable Law and has all material permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with, all governmental entities that are required in order to permit it to carry on its business as it is presently being conducted in all material respects; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, will not be adversely affected by virtue of the completion of the sale and transfer of the Shares and, except as disclosed in Section 3.6 of Seller's Disclosure Schedule, as of the Effective Date there are no pending, or to
Seller's Knowledge, threatened proceedings which could result in the termination, suspension, revocation, limitation or impairment thereof. To Seller's Knowledge, neither Company, nor any of their respective officers, agents or employees or any licensee or other Person acting on behalf of such Company, has made any payment or provided services (including to an employee of a vendor or customer in order to obtain business from such vendor or customer) that were not legal to make or that such Company or any such officer, employee or other Person knew (or had reason to believe) were either (x) not legal for the payee or recipient of such services to receive, or (y) not disclosed to the employer of such payee or recipient.

     3.7 TITLE TO ASSETS; CONDITION AND SUFFICIENCY OF ASSETS. Except as described in Section 3.7 of Seller's Disclosure Schedule, the Companies have good and marketable title to, or valid and subsisting license or leasehold interests in, all of the material assets used in the conduct of their business. Except as described in Section 3.7 of the Seller's Disclosure Schedule, such assets, together with the rights and services provided under the Ancillary Agreements, are, in all material respects, all of the assets necessary for the conduct of the business of the Companies immediately after Closing in substantially the same manner as presently conducted.

     3.8 LEGAL PROCEEDINGS. Except as disclosed in Section 3.8 of the Seller's Disclosure Schedule, there are no material Claims pending or, to Seller's Knowledge, any material unasserted Claim or threatened Claim against either Company as of the Effective Date. SECTION 3.8 of the Seller's Disclosure Schedule sets forth a description of any Claims against either Company which (i) are currently pending, or (ii) which were made in the twelve (12) months prior to the Effective Date. Neither Company is subject to an order of a Governmental Authority, consent decree or the like.

     3.9 EMPLOYEE BENEFITS.

          (a) Section 3.9(a) of the Seller's Disclosure Schedule lists each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by either Company or to which either Company contributes or is required to contribute, and each employment, compensation, bonus, fringe benefit, cafeteria, profit sharing, deferred compensation, bonus, stock option, stock purchase, restricted stock, pension, severance, change of control, loans, retainer, consulting, retirement, welfare, or other incentive plan or agreement maintained by EQS or to which either Company contributes or is required to contribute, with respect to any employee or former employee of either Company (collectively, "BENEFIT PLANS"). With respect to each Benefit Plan, Seller has made available to Purchasers a copy of the plan document other governing contract, as amended, and a summary of any unwritten plan and, if applicable, the most recent copy of the following: summary plan description together with any modifications thereto, Form 5500 with all attachments, trust or funding agreement, and determination or qualification letter from the IRS.

          (b) Each Benefit Plan has been administered in compliance in all material respects with their terms and all applicable provisions of the Code and applicable Law. Each Benefit Plan that is intended to be qualified under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service and, to Seller's Knowledge, nothing has occurred since the date of such determination letter which resulted in or is likely to result in the revocation of such favorable determination.

          (c) All contributions and all payments and premiums required to be made by either Company under applicable Law or the terms of any Benefit
     Plan as of the Closing Date have been made as of such date and all contributions, payments and premiums for any period ending on or before the Closing Date that are not yet due have been made or have been accrued for in the books and records of the Companies.

          (d) Except as described in Section 3.9(d) of Seller's Disclosure Schedule, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Benefit Plans or the assets of such Benefit Plans, and to Seller's knowledge, no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such Benefit Plans or the assets of such Benefit Plans.

          (e) Neither Company maintains or contributes to or in any way directly or indirectly have any liability with respect to any "multiemployer plan" within the meaning of Sections 3(37) or 4001(3) of ERISA. No Benefit Plan is subject to Title IV of ERISA. Neither Company nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with either Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATES"), has incurred any liability under title IV of ERISA or Section 412 of the Code, except for such liability that has been paid in full.

          (f) No Benefit Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code.

          (g) Except as disclosed in Section 3.9(g) of the Seller's Disclosure Schedule, neither Company has any current or projected Liability in respect of post-employment health and life benefits for retired, former or current officers, directors or employees of such Company, except (i) as may be required under part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary, or (ii) pursuant to a medical expense reimbursement account described in Section 125 of the Code.

          (h) Neither Company has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or ERISA Section 406 with respect to the Benefit Plans, and, to Seller's Knowledge, all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the Benefit Plans, have substantially complied with the requirements of Section 404 of ERISA.

          (i) All Benefit Plans that are group health plans have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA and the requirements of the Health Insurance Portability and Accountability Act of 1996.

          (j) Except as provided in SECTION 3.9(J) of the Seller's Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any current or former employee or director of either Company under any Benefit Plan, (ii) increase any benefits under any Benefit Plan, or
     (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits. Any payment or vesting under any Benefit Plan will not be an "excess parachute payment" as defined in
     Section 280G(b)(1) of the Code.

          (k) Except as provided in Section 3.9(k) of the Seller's Disclosure Schedule, none of the assets of any Benefit Plan is stock of either Company or any of its Affiliates, or property leased to or jointly owned by either Company or any of its Affiliates, except that EQS employees who participate in Seller's 401(k) Plan may invest account balances in Seller's stock.

     3.10 CONTRACTS.

          (a) Set forth in Section 3.10(a) of the Seller's Disclosure Schedule is a list of all Material Contracts to which either Company is a party as of the Effective Date. Prior to Closing, Seller will have provided Purchasers with true and complete copies of all Material Contracts. The term "MATERIAL CONTRACTS" shall mean contracts and agreements of any type requiring payment, exchange of value or assumption of any obligation or liability in an amount greater than $100,000 annually (as measured at December 31, 2003 for Material Contracts that are EQS customer contracts) and shall not include (x) the Ancillary Agreements, or (y) any contracts or agreements which will be terminated and of no further force and effective as of the Closing Date. Other than the Ancillary Agreements, or as described in Section 3.10(a) of Seller's Disclosure Schedule, or the obligation to pay money as reflected in the Closing Date Balance Sheet, there are no agreements between the Companies and Seller or any Affiliate of Seller. The parties acknowledge that the Ancillary Agreement entitled Headquarters Building Lease is an operating lease.

          (b) Except as described in Section 3.10(b) of the Seller's Disclosure Schedule, the consummation of the Transaction without obtaining the consent of the counterparty to a Material Contract shall not, by itself, give rise to a right of termination under such Material Contract.

          (c) To Seller's Knowledge, (i) the Companies are not in default or alleged to be in material default under any Material Contract, (ii) there is no material default by any other party to any Material Contract, and
     (iii) there exists no event, condition or occurrence which, after notice or lapse of time, or both, is reasonably likely to constitute a material default under a Material Contract except as shown on Section 3.10(c) of Seller's Disclosure Schedule. To Seller's Knowledge, all of the Material Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms, and will remain in full force and effect after the Closing Date without any notice or consent by any other party (other than consents described in Section 3.10(b) of Seller's Disclosure Schedule).

          (d) To Seller's Knowledge, the Bank One Corporation Agreements are in full force and effect. No Claims have been asserted or are pending against either Company or, to Seller's Knowledge threatened against either Company, under or in respect of any such contracts or agreements.

     3.11 LABOR AND EMPLOYMENT MATTERS. No work stoppage involving either Company is pending or, to Seller's Knowledge, threatened. Except as disclosed in
Section 3.11 of the Seller's Disclosure Schedule, neither Company is involved in or, to Seller's Knowledge, threatened with or affected by, any labor dispute, discrimination or sexual harassment claim, arbitration, lawsuit or administrative proceeding involving any of its employees. Neither Company is a party to any labor agreement with any labor organization or union and there are no organizational campaigns, petitions or other activities seeking recognition of a collective bargaining unit which could affect either Company. No unfair labor practice complaints are pending or threatened against either Company before the National Labor Relations Board.

     3.12 FINANCIAL STATEMENTS.

          (a) Set forth in Section 3.12(a) of the Seller's Disclosure Schedule are true, correct and complete copies of the unaudited consolidated income statements of the Companies for the years ended as of December 31, 2003 and 2002. Such unaudited income statements (the "FINANCIAL STATEMENTS") present fairly the statements of operations for the periods then ended and have been prepared in accordance with GAAP applied on a consistent basis (except for the omission of any notes thereto).

          (b) Set forth in Section 3.12(b) of the Seller's Disclosure Schedule is a true, correct and complete copies of the unaudited consolidated financial statements of the Companies consisting of a statement of income and balance sheet for the eight month period ended on August 31, 2004 (the "INTERIM FINANCIAL STATEMENTS"). The Interim Financial Statements present fairly the consolidated financial condition of the Companies as of such date, and the consolidated results of its operations for the period then ended and have been prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto).

          (c) Except (i) as disclosed or reserved against in the balance sheet portion of the Interim Financial Statements or (ii) as incurred in the Ordinary Course of Business since the Reference Date or (iii) as set forth in SECTION 3.12(C) of the Seller's Disclosure Schedule, the Companies and their assets are not subject to any Liabilities. All Liabilities of the Companies in respect of unreconciled or out-of-balance accounts including obligations to shareholders, Governmental Authorities or others are either fully reflected or reserved against in the Interim Financial Statements or are amounts that EQS could seek to recover pursuant to the Bank One Corporation Agreements. There are no escheatment liabilities.

          (d) Set forth in Section 3.12(d) of the Seller's Disclosure Schedule are true, correct and complete copies of the audited consolidated financial statements consisting of statements of income and balance sheets for the years ended as of December 31, 2003 and 2002 which audited financial statements present fairly the consolidated financial condition of the operations described in the reports attached to such financial statements as of the dates thereof and its statements of income for the periods then ended and have been prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed in the report and notes thereto).

     3.13 NON-COMPETITION AGREEMENTS. Except as described in SECTION 3.13 of the Seller's Disclosure Schedule, neither Company has entered into any agreement which restricts, or as a result of the Transactions would restrict, the ability or authority of either Company, Purchasers or any of their Affiliates to conduct business operations in any respect.

     3.14 CONDUCT IN THE ORDINARY COURSE. Since the Reference Date and as of the Effective Date, the Companies have conducted business operations in the Ordinary Course of Business. As amplification and not limitation of the foregoing, since the Reference Date, neither Company has (a) made any changes in the customary methods of operations of the Companies, including practices and policies relating to purchasing, marketing, selling and pricing, (b) delayed or postponed the payment of accounts payable and other Liabilities or accelerated the collection of accounts receivable or (c) other than in the Ordinary Course of
Business: (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by either Company to any of its employees, including any increase or change pursuant to any Benefit Plan, (ii) established or increased or promised to increase any benefits under any Benefit Plan, in either case except as required by Law, or (iii) established or created any Benefit Plan.

     3.15 INTELLECTUAL PROPERTY. To Seller's Knowledge, the business operations of the Companies as currently conducted and the use of the Intellectual Property owned by the Company and the "EQS System Software" as defined in the Ancillary Agreement between the parties titled: EQS LICENSE AND DATA PROCESSING AGREEMENT (the "EQS INTELLECTUAL PROPERTY") in connection therewith do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights of any Person as of the Effective Date. To Seller's Knowledge, the EQS Intellectual

Property is subsisting, valid and enforceable and has not been adjudged invalid or unenforceable in whole or part. To Seller's Knowledge, no Person is engaging in any activity that infringes the EQS Intellectual Property as of the Effective Date.

     3.16 CUSTOMERS AND SUPPLIERS.

          (a) Set forth in SECTION 3.16(A) of the Seller's Disclosure Schedule is a list of what, to Seller's Knowledge, is the one hundred (100) largest customers of the Companies in terms of sales for the twelve (12) month periods ended December 31, 2002 and 2003 as of the Effective Date (the "MAJOR CUSTOMERS"), together with the dollar amount of sales or services to such customers and the number of shareholder accounts serviced by the Companies for such customers. Except as set forth in SECTION 3.16(A) of the Seller's Disclosure Schedule, since the Reference Date, none of the Major Customers has materially reduced its purchases from the Companies or made any written complaints relating to the Companies as of the Effective Date. As of the Effective Date, none of the Major Customers has notified either Company in writing of its intent to materially reduce its purchases or cease to do business with the Companies, or substantially reduce or delay its business with the Companies. None of the Major Customers has notified the Company in writing that it is threatened with bankruptcy or insolvency. Except as set forth in Section 3.16(a) of the Seller's Disclosure Schedule, to Seller's Knowledge, none of the Major Customers is currently planning an odd-lot buyback program.

          (b) Set forth in SECTION 3.16(B) of the Seller's Disclosure Schedule is a list of what, to Seller's Knowledge, is the fifty (50) largest suppliers of the Companies who provided more than $100,000 of services or products to the Companies in 2004 prior to the Effective Date (the "MAJOR SUPPLIERS"), together with the dollar amount of the services or products from such Major Suppliers. As of the Effective Date, no Major Supplier has notified either Company in writing of its intent to cease to do business with the Companies, or substantially reduce or delay its business with the Companies.

     3.17 TAX MATTERS.

          (a) Except as set forth in SECTION 3.17(A) of the Seller's  Disclosure
     Schedule:

               (i) Each Company has (A) timely filed (or has had timely filed on its behalf) all Returns required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any Governmental Authority, all of which were correct and complete in all respects; (B) timely and properly paid (or has had paid on its behalf) all Taxes; and (C) established in the Financial Statements, in accordance with GAAP and consistent with past practices, reserves that are adequate for the payment of any Taxes not yet due and payable.

               (ii) All Taxes that are required to have been withheld with respect to all employees in connection with the operations of the Companies have been withheld and timely remitted to the applicable Governmental Authority.

               (iii) There are no Liens for Taxes upon any assets or client funds of either Company except Liens for Taxes not yet due and payable (such as Taxes withheld from monies due to shareholders of customers on behalf of such customers.

               (iv) No deficiency for any Taxes has been proposed, asserted or assessed against or affecting either Company that has not been resolved and paid in full or, if not paid in full, the liability therefore has been provided for in the Financial Statements. To Seller's Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where either Company does not file any Return that such Company is or may be subject to taxation.

          (b) Set forth in SECTION 3.17(B) of the Seller's Disclosure Schedule is a true and correct list of all Returns filed with respect to the Companies that currently are the subject of audit.

     3.18 INSURANCE.

          (a) Set forth in SECTION 3.18(A) of the Seller's Disclosure Schedule is the following information with respect to each currently effective insurance policy (including policies providing property, casualty, liability, health and workers' compensation coverage and bond and surety arrangements) to which either Company is the only party (and for purposes of clarity, Seller's insurance policies are not listed):

               (i) the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) a general description of the terms of such policy.

          (b) As of the Effective Date, Seller has not cancelled any such insurance policy described in Section 3.18(a) above and has not received a notice from the insurer of any default by Seller under any such policy. Seller is self insured with respect to all risks not covered by the policies specified in Section 3.18(a) above.

     3.19 REGULATORY COMPLIANCE AND CONSENTS. Neither Company has taken nor agreed to take any action, and Seller has no Knowledge of any fact or circumstance, that would materially impede or delay the consummation of the Transactions or the ability of the parties to obtain any regulatory approval or to perform their covenants and agreements under this Agreement.

     3.20 SURVIVAL, KNOWLEDGE AND DISCLOSURE OF INFORMATION. All of the representations and warranties of Seller shall survive the Closing, subject to the limitations set forth in Section 8.1(b). Any fact or circumstance that (i) is within Purchasers' Knowledge prior to or at the time of Closing (including, for this purpose only, that information (other than information relating to (i) any out of balance condition, (ii) Escheatment Liabilities, or (iii) amounts to be paid to tax authorities on account of monies paid or payable by Issuers to security holders) which is expressly set forth in any document set forth on the data room index attached to SECTION 3.20 of the Seller's Disclosure Schedule and that was made available to Purchasers in Seller's data room) or (ii) is described in Seller's Disclosure Schedule (other than information relating to Escheatment Liabilities), shall be deemed to have been disclosed to Purchasers for any and all purposes except for Seller's obligations in Article 5, and shall not serve as a basis for a termination of this Agreement by Purchasers, a refusal by Purchasers to close the Transactions, or any claim against Seller under this Agreement or otherwise in connection with the Transactions.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     As a material inducement to Seller to enter into this Agreement, Purchasers hereby represent and warrant to Seller as follows:

     4.1 ORGANIZATION.

          (a) CPU is a validly existing body corporate incorporated under the laws of the Australian state of Victoria, and has all requisite corporate power and authority to (i) issue and allot the CPU Shares, (ii) enter into this Agreement and perform all of its obligations hereunder, and (iii) own, operate or lease the assets owned or used by it and to carry on its business as now conducted by it.

          (b) CPUUS is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement and perform all of its obligations hereunder. All of the issued and outstanding partnership interests of CPUUS are indirectly held by CPU.

          (c) EQAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and perform all of its obligations hereunder. All of the issued and outstanding capital stock of EQAC is held by CPUUS.


     4.2 AUTHORITY; ENFORCEABILITY. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of

Purchasers and will not result in any violation of or conflict with or constitute a default under (i) any term of the charter, bylaws or other constitutive documents of Purchasers or (ii) any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Purchasers. This Agreement has been duly executed and delivered by Purchasers and constitutes the legal, valid and binding obligation of Purchasers enforceable against Purchasers in accordance with the terms hereof.

     4.3 CAPITALIZATION OF CPU. As of the date of this Agreement, the total issued share capital of CPU consists of 562,563,658 ordinary fully paid shares excluding the CPU Shares. There are no Rights to acquire, dispose of or restrict the transfer of, the CPU Shares. All of the CPU Shares will be validly issued, will be fully paid, will be issued in compliance with all applicable laws, and will not be issued in violation of the preemptive right of any person, and at Closing will be quoted on the ASX.

     4.4 TITLE TO THE CPU SHARES. The CPU Shares are free and clear of any and all Liens, subject to restrictions imposed by applicable Law which restrictions do not adversely affect good title to the CPU Shares.

     4.5 REGULATORY COMPLIANCE AND CONSENTS.

          (a) Except as disclosed in SECTION 4.5(A) of the Purchasers' Disclosure Schedule, no consent, approval (including, without limitation, an approval of CPU's shareholders) or authorization of, or registration, qualification or filing with, any Governmental Authority or any governmental agency or authority in Australia, is required for the execution and delivery of this Agreement by Purchasers or for the consummation by the Purchasers of the transactions contemplated hereby.

          (b) Except as set forth in Section 4.5(b) of the Purchaser's Disclosure Schedule, CPU has neither taken nor agreed to take any action, and has no Knowledge of any fact or circumstance, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any regulatory approval or to perform their covenants and agreements under this Agreement.

          (c) Except as set forth in Section 4.5(c) of the Purchaser's Disclosure Schedule, all regulated Affiliates of CPU, including, but not limited to, all broker-dealer, banking and other fiduciary entities that
     (x) CPU owns 10% or more of, or (y) own 10% or more of CPU, both within the United States and in foreign jurisdictions, are operating in material compliance with all applicable legal requirements in each jurisdiction in which such entity conducts business.

          (d) No senior executive officer, director or principal shareholder of CPU (owning 10% or more of the outstanding stock of CPU or its Affiliates), and none of the individuals proposed to constitute the Board of Directors or senior management of EQS or EquiServe Trust after Closing, (i) have been the subject of any law enforcement agency's charge, arrest, indictment, conviction or have pleaded NOLO CONTENDERE to any criminal matter, (ii) have had a license revoked, (iii) have been the subject of a civil action alleging fraud or breach of fiduciary duty, or (iv) have been involved with an insured depository institution, as defined by 12 U.S.C. 1813(c), that has (1) failed, (2) received financial assistance from a financial institution depository agency, or (3) was a merger partner with an institution that received financial assistance from a financial institution depository agency.

          (e) Neither CPU nor any of its Affiliates have ever been the subject of an application or notice that was filed in final form with the OCC, the Federal Reserve Board, the Office of Thrift Supervision, or the Federal Deposit Insurance Corporation.

          (f) Except as described in Section 4.5(f) of the Purchasers' Disclosure Schedule, as of the Effective Date, neither CPU nor any of its Affiliates have, in the last five (5) years, been involved or are currently involved, in any lawsuit, investigation, examination, or administrative proceeding (excluding routine or customary audits, inspections, and investigations) that may result in or resulted in any sanction, fine, monetary damage, loss of right or benefit, revocation of license, agreements, undertakings, consents or orders with any U.S. federal or state court, any department, state or federal agency, or commission of the U.S. government or state, municipal or foreign government entity.

     4.6 COMPLIANCE WITH LAWS. Except as described in SECTION 4.6 of the Purchasers' Disclosure Schedule, each Purchaser has complied and continues to comply with (i) charter, bylaws or constituent documents and (ii) to Purchaser's Knowledge, applicable Law and each has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all governmental entities that are required in order to permit it to carry on its business as it is presently being conducted in all material respects; all such permits, licenses certificates of authority, orders and approvals are in full force and effect, will not be adversely affected by virtue of the completion of the sale and transfer of the CPU Shares and there are no pending, or to Purchasers' Knowledge, threatened proceedings which could result in the termination, suspension, revocation, limitation or impairment thereof.

     4.7 LEGAL PROCEEDINGS. Except as disclosed in Section 4.7 of the Purchasers' Disclosure Schedule, there are no material Claims pending or, to Purchasers' Knowledge, any material unasserted Claim or threatened Claim, against CPU as of the Effective Date.

     4.8 FINANCIAL STATEMENTS.

          (a) Set forth in SECTION 4.8(A) of the Purchasers' Disclosure Schedule are true, correct and complete copies of the audited consolidated financial statements of CPU consisting of statements of profit and loss, balance sheets and statements of cash flows for the years ended as of June 30, 2004, 2003 and 2002. Such audited financial statements (the "CPU FINANCIAL STATEMENTS") give a true and fair view of the financial position and performance of the periods then ended and have been prepared in accordance with Australian Accounting Standards applied on a consistent basis (except as may be disclosed in the notes thereto).

          (b) Except (i) as disclosed or reserved against in the CPU Financial Statements as of June 30, 2004 or (ii) incurred in the ordinary course of business since June 30, 2004 or (iii) as set forth in SECTION 4.8(B) of the Purchasers' Disclosure Schedule, to Purchasers' Knowledge, CPU is not subject to any Liabilities.

     4.9 FINANCING. Purchasers have either (a) sufficient cash on hand to pay the cash portion of the Purchase Price, or (b) binding written commitments, a copy of which is set forth in Section 4.9 of Purchaser's Disclosure Schedule, from one or more Australian or U.S. national banking institutions to lend to Purchasers sufficient cash to pay the cash portion of the Purchase Price at Closing.

     4.10 SURVIVAL, KNOWLEDGE AND DISCLOSURE OF INFORMATION. All of the representations and warranties of Purchasers shall survive the Closing, subject to the limitations set forth in Section 8.2(b). Any fact or circumstance that
(i) is within Sellers' knowledge prior to or at the time of Closing or (ii) is described in Purchasers' Disclosure Schedule, shall be deemed to have been disclosed to Seller for any and all purposes, and shall not serve as a basis for any claim against Purchaser under this Agreement or otherwise in connection with the Transactions.

     4.11 COMPLIANCE WITH CONTINUOUS DISCLOSURE. CPU has complied with its continuous disclosure obligations under the ASX Listing Rules and there is no information that has been excluded from a disclosure in accordance with ASX Listing Rule 3.1A.

     4.12 COMPLIANCE WITH SECONDARY SALES. At Closing: (i) the CPU Shares will be in a class of shares that has been quoted on ASX at all times in the 12 months before the day on which the CPU Shares were issued, (ii) the ordinary shares of CPU will not have been suspended for more than a total of 5 days in that 12 months, (iii) no exemption under section 111AS or 111AT of the Australian Corporations Act will have covered CPU, or any person as director or auditor of CPU, at any time in that 12 months, and (iv) no order under section 340 or 341 of the Australian Corporations Act will have covered CPU, or any person as a director or auditor of CPU, at any time in that 12 months.

                                   ARTICLE 5
                       ADDITIONAL COVENANTS AND AGREEMENTS

     Purchasers and Seller hereby covenant and agree that:

     5.1 CONFIDENTIALITY. Each party to this Agreement shall hold, and shall cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence and not used for any purpose that would violate Section 5.6 of this Agreement or for any purpose which is directly or indirectly detrimental to the disclosing party or any of its respective Affiliates, unless disclosure to a banking or other regulatory authority is necessary or appropriate or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, reports, instruments, computer data and other data and information (collectively, "INFORMATION") concerning the other party (or, if required under a contract with a third party, such third party) furnished it by such other party or its representatives pursuant to this Agreement, except to the extent that such Information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) available to such party on a non-confidential basis from a source other than the disclosing party, (c) in the public domain through no fault of such party or (d) later lawfully acquired from other sources by the party to which it was furnished, and none of the parties shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. In the event that a party to this Agreement becomes compelled to disclose any Information in connection with any necessary regulatory approval or by judicial or administrative process, such party shall provide the party who provided such Information (the "DISCLOSING PARTY") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order, or other remedy is not obtained, only that portion of the Information which is legally required to be disclosed shall be so disclosed. Each party agrees that the provisions of this Section 5.1 are (i) supported by adequate consideration, (ii) reasonable and appropriate in the context of the transactions covered by this Agreement, and (iii) necessary for protection of the business and prospects of the parties. Each party agrees that any breach of such provisions would cause irreparable injury to the other party that would not be adequately remediable in damages. Accordingly, each party agrees that any breach of its obligations under this
Section 5.1 shall, in addition to any other relief to which the other party may be entitled, entitle the other party to temporary, preliminary and final injunctive relief against further breach of such obligations, without the posting of any bond.

     5.2 CONDUCT OF BUSINESS BY THE COMPANIES. During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement or with the prior written consent of Purchaser, Seller shall cause each of the Companies to (i) carry on its business in the Ordinary Course of Business, (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) not make capital expenditures unless substantially in conformance with its budget therefore, (iv) not enter into any transaction with Seller or any of its Affiliates other than in the Ordinary Course of Business, (v) use its commercially reasonable efforts to (A) preserve intact the business organization of such Company, (B) keep available to Purchasers the services of the employees of such Company (other than employee departures arising by reason of terminations where appropriate in accordance with such Company's past practice), (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of such Company and its business operations, (D) preserve its current relationships with its customers, suppliers and other persons with which it has had significant business relationships, which efforts shall not include the payment of any additional consideration to such customer, supplier or person, (E)
continue without material modification all programs for the benefit of employees, and (F) be in compliance with, and maintain the effectiveness of, all licenses and permits of such Company, and (vi) not transfer, sell, convey or distribute any of its assets, except as described in SECTION 5.2 of the Seller's Disclosure Schedule.

     5.3 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation is instituted to restrain or prohibit the consummation of the transactions contemplated under this Agreement, whether before or after the Effective Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

     5.4 PUBLIC ANNOUNCEMENTS. CPU and CPUUS, on the one hand, and Seller and the Companies, on the other hand, shall consult with each other before issuing, and shall provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the identity of the parties and the consideration paid hereunder, and shall not issue any such press release or make any such public statement prior to such consultation and without receiving the other party's consent, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. This Section 5.4 shall survive the Closing or termination of this Agreement for any reason.

     5.5 FURTHER ASSURANCES. From time to time after the Effective Date, at Purchasers' request and without further consideration from Purchasers, Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as Purchasers reasonably may require to convey, transfer to and vest in Purchasers and to put Purchasers in possession of the Shares in accordance with the terms of this Agreement.

     5.6 NON-COMPETITION AGREEMENT.

          (a) During the period commencing on the Closing Date and ending on the fifth (5th) annual anniversary of the Closing Date (the "RESTRICTED PERIOD"), subject to Section 5.6(c), Seller shall not, and Seller shall not permit its Affiliates to:

               (i) engage, directly or indirectly, in a Competing Business (other than as a holder of less than five percent (5%) of the common stock of any publicly traded corporation, partner or holder of any other ownership interest in the Competing Business);

               (ii) solicit or direct to any other Person any customer or prospective customer of the Companies for Competing Business services; or

               (iii) hire any officer, employee, director or consultant of an Affiliate of CPUUS that operates a Competing Business or either Company or solicit or encourage such a Person to leave the employ of an Affiliate of CPUUS that operates a Competing Business or either Company for alternative employment with Seller or its Affiliates or any other Person unless such Person is terminated by a Company or Purchasers after the Closing; or

               (iv) allow the use by the Excluded Entities of the Fairway System, the Delta Vantage System, the STS System or the SINQ System in any way in a Competing Business anyplace in the world;

     provided, however, that this Section 5.6 shall not prohibit the ownership and operation by Seller or its Affiliates of a Competing Business as a result of Changed Circumstances applicable to such Person so long as such Person and its Affiliates comply with the provisions of Section 5.6(c). Additionally, notwithstanding anything contained herein, Seller may use the Fairway System, the Delta Vantage System, the STS System or the SINQ System in any way, including allowing the use of such systems by its Affiliates and the Excluded Entities or other parties in any manner which does not otherwise violate the terms of this Section 5.6 or the terms of any Ancillary Agreement.

          (b) The term "CHANGED CIRCUMSTANCES" for purposes of this Section 5.6 shall mean: (i) an acquisition by Seller or an Affiliate of a previously unaffiliated Person conducting a Competing Business which generates revenues in an amount equal to at least five percent (5%) of EQS's revenues; (ii) an acquisition of Seller or an Affiliate by a previously unaffiliated Person conducting a Competing Business which generates revenues in an amount equal to at least five percent (5%) of EQS's revenues; or (iii) a merger, consolidation or other business combination by and between Seller and a previously unaffiliated Person conducting a Competing Business which generates revenues in an amount equal to at least five percent (5%) of EQS's revenues. Notwithstanding any other terms of this Agreement, Changed Circumstances shall not include a transaction in which Seller or any Affiliate acquires, by purchase, merger or other form of transaction, a Person with respect to which revenues from a Competing Business for the twelve month period immediately prior to the acquisition comprised more than fifty percent (50%) of the total revenues of such Person.

          (c) During any such time as Seller or any of its Affiliates may own a Competing Business due to Changed Circumstances, until the expiration of the Restricted Period or the acquisition of such Competing Business by CPU, such Persons shall not, and shall cause their Affiliates to refrain from
     (i) soliciting, or accepting any offer to provide Competing Business services of any kind to, any Person that is a customer of either Company at the time such Changed Circumstances occur and has paid fees to the Company within the twelve (12) month period preceding the Changed Circumstances,
     (ii) hiring any officer, employee, director or consultant of either Company or an Affiliate of CPUUS that operates a Competing Business unless such Person is terminated by either Company or such Affiliate after the Changed Circumstances, or (iii) using, directly or indirectly, the Fairway System, the Delta Vantage System, the STS System or the SINQ System in any way in the Competing Business anyplace in the world.

          (d) Within five (5) Business Days following the closing of any transaction resulting in Changed Circumstances, Seller shall provide notice thereof to CPU. Such notice shall include a summary of the price paid for the Competing Business (if such a price has been separately negotiated) and an offer to sell such Competing Business to CPU at such price, or at a price negotiated by the parties at such time; provided Seller has the legal right, authority or power to effect such an offer. For a period of twenty
     (20) Business Days following its receipt of such notice, CPU shall have the right and option to (i) conduct reasonable due diligence on the operations of such Competing Business and (ii) purchase such Competing Business. The terms and conditions of such sale (other than price) shall be substantially identical to the terms and conditions of such transaction to the extent such terms and conditions can be allocated to the Competing Business and if not, upon reasonable terms and conditions negotiated by the parties at such time. In the event the price and other terms of the transaction resulting in Changed Circumstances have not been separately negotiated, and Seller and CPU cannot agree upon reasonable price and other terms, then neither party will be required to enter in to a transaction for the sale of the Competing Business to CPU.

          (e) Notwithstanding the foregoing restrictions, if (a) a customer of Seller or an Affiliate requires Seller or an Affiliate to provide Competing Business services to such customer as a condition of Seller's or an Affiliate's continued receipt of business from the customer or as a condition of Seller's or an Affiliate's acquiring new business from the customer and (b) revenues derived from such business from such customer are reasonably projected by Seller or an Affiliate to exceed the revenues derived from the Competing Business services provided to such customer, then Seller or an Affiliate may provide the Competing Business services to such customer without violation of this restrictive covenant; provided, that (x) Seller or an Affiliate notifies EQS in writing that it is performing such services within thirty (30) days after such services begin,
     (y) Seller or an Affiliate pays EQS a monthly fee in an amount equal to thirty percent (30%) of all revenues billed to such customer each month for Competing Business services during the Restricted Period, and (z) Seller and its Affiliates comply with the terms of the Ancillary Agreements. In the event services are bundled, the fees charged by Seller or an Affiliate for Competing Business services shall be deemed to be equal to the Companies' published rates. Seller shall not, and shall cause its Affiliates not to, solicit Competing Business from existing or prospective customers and, except as set forth in the immediately preceding sentence, shall not accept Competing Business from existing or prospective customers.

          (f) If at any time the provisions of this Section 5.6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity or otherwise, this
     Section 5.6 shall be considered divisible and shall become and be immediately amended to relate only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by a court or other body having jurisdiction over the matter; and this Section 5.6 as
     so  amended   shall  be  valid  and   binding  as  though
     any invalid or unenforceable provision had not been included herein. EQS and Purchasers shall be entitled to specific performance of the provisions of this Section 5.6 in addition to any other remedies that it or they may have at law or in equity.

          (g) Seller agrees that the provisions of this Section 5.6 are (i) supported by adequate consideration, (ii) reasonable and appropriate in the context of the transactions covered by this Agreement, and (iii) necessary for protection of the business and prospects of the Purchasers and EQS. Seller agrees that any breach of such provisions would cause irreparable injury to the Purchasers and EQS that would not be adequately remediable in damages. Accordingly, Seller agrees that any breach of its obligations under this Section 5.6 shall, in addition to any other relief to which the Purchasers and EQS may be entitled, entitle the Purchasers and EQS to temporary, preliminary and final injunctive relief against further breach of such obligations, without the posting of any bond.

          (h) Notwithstanding the foregoing terms of this Section 5.6, nothing in this Agreement shall be construed to prohibit (i) Seller and its Affiliates from providing any services to each other solely for their own account, (ii) Seller from providing services that are not a Competing Business service, or (iii) continue to service the customers set forth on
     Section 5.11 of Seller's Disclosure Schedule in the event such customers do not consent to the transfer of such customer contracts to EQS or Purchasers. For purposes of additional clarity, Swingvote LLC shall not be deemed to be a Competing Business for so long a Seller and its Affiliates do not control such Persons and Seller shall not be in violation of this
     Section 5.6 if a Competing Business acquired by Seller or any of its Affiliates as a going concern generates revenues in an amount less than five percent (5%) of EQS's revenues.

     5.7 THIRD PARTY CONSENTS. Seller shall, and shall cause each Company to, use its commercially reasonable efforts to obtain all Consents set forth in SECTIONS 3.5 and 3.10(b) of the Seller's Disclosure Schedule and will cooperate fully with Purchasers in promptly seeking to obtain all such Consents, which efforts shall not include the payment of any additional consideration (except as otherwise agreed by the parties in writing). CPU shall use its commercially reasonable efforts to obtain all Consents set forth in SECTION 4.5 of the Purchaser's Disclosure Schedule and will cooperate fully with Seller in promptly seeking to obtain such Consents, which efforts shall not include the payment of any additional consideration, except for the payment of any fees payable to Governmental Authorities in connection with Governmental Approvals. In the event, that, on the Effective Date, there are contracts for which a consent to the Transactions has not been obtained, then, in addition to the foregoing, until such time as such consent is obtained or is not otherwise obtainable, Purchasers and Seller shall use their reasonable efforts to (i) obtain such consent, (ii) provide to the Companies the benefits and burdens of the contract to which such consent relates, and (iii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Companies.

     5.8 REQUIRED APPROVALS.  Between the date of this Agreement and the Closing
Date:

          (a) CPU will promptly, and in no event later than five (5) business days after the Effective Date, (i) prepare and file all applications and other instruments required to obtain approvals from all Governmental Authorities (including all filings under the HSR Act and all approvals from the OCC and other appropriate bank regulatory authorities) and pursue the approval thereof diligently, (ii) comply with all informational requests and conditions of regulators in connection with such applications that may be necessary for approval by applicable regulatory authorities that would not have a detrimental effect on the Purchasers, and (iii) CPU will keep Seller promptly and fully apprised of all material communications in connection with any such application process, and will authorize representatives of Seller to communicate with the OCC regarding the application process or any notice in connection therewith only after Seller notifies CPU and allows CPU to participate in any such communication.

          (b) Seller with promptly, and in no event later than five (5) business days after the Effective Date, (i) prepare and file all applications and other instruments that Seller is required to file to obtain approvals from all Governmental Authorities (including all filings under the HSR Act) and pursue the approval thereof diligently, (ii) comply with all informational requests and conditions of regulators in connection with such applications that may be necessary for approval by applicable regulatory authorities that would not have a detrimental effect on the Seller, and (iii) will keep CPU promptly and fully apprised of all material communications in connection with any such application process.

          (c) Seller will (i) cooperate with Purchasers with respect to all filings that Purchasers elect to make or are required by law to make in connection with transactions contemplated hereby, and (ii) cooperate with Purchasers in obtaining all required consents (including taking all actions requested by Purchasers to cause early termination of any applicable waiting period under the HSR Act).

     5.9 ACCESS TO INFORMATION; ADDITIONAL INFORMATION AND DELIVERY OF FINANCIAL STATEMENTS.

          (a) Subject to compliance with applicable Laws, from the date hereof until the Closing Date, Seller shall use commercially reasonable efforts to promptly: (i) give CPU and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, facilities, properties, books and records relating to the Companies and their business operations upon reasonable prior notice;
     (ii) furnish to CPU and its counsel, financial advisors, auditors and other authorized representatives such information relating to the Companies and their business operations as CPU may reasonably request; and (iii) instruct
     the  directors,   officers,  employees,  counsel,
     auditors and financial advisors of the Companies to use commercially reasonable efforts to (A) assist the Companies and their representatives in transition planning and (B) cooperate with CPU and its counsel, financial advisors, auditors and other authorized representatives in their investigation of the Companies and their business operations.

          (b) As promptly as practicable after the end of each calendar month, but in no event after the fifteenth (15th) Business Day of the following month) prior to the Closing, Seller shall cause EQS to provide CPU with the unaudited monthly consolidated income statements and balance sheets for EQS as at such month-end, and for the month ending on the date of such month-end. Upon delivery thereof, such monthly statements shall be included within the term "Interim Financial Statements" and, as such, shall be subject to the representations set forth in Section 3.12 hereof.

     5.10 CUSTOMER VISITS. Between the date hereof and the Closing, Seller shall, and shall cause representatives of the Companies to, use commercially reasonable efforts to arrange for meetings with each of the customers set forth in Section 3.16 of the Purchasers' Disclosure Schedule to discuss such customer's relationship with the Companies and the Transactions and shall accompany CPU on such meetings.

     5.11 TRANSFER OF CERTAIN AGREEMENTS. Prior to the Closing, Seller and its Affiliates shall use commercially reasonable efforts to transfer to the Companies those customer agreements and benefits and obligations that are allocable to products used by EQS under third party enterprise license and vendor agreements described in Section 5.11 of Seller's Disclosure Schedule. At the Closing, Seller and its Affiliates shall transfer to a U.K. Affiliate of CPU the U.K. customer agreement set forth in Section 5.11 of the Seller's Disclosure Schedule subject to the customer's right to consent, if any. Purchasers agree to cause the Companies not to terminate any such agreement that is a customer agreement before the expiration of the term of such agreement; provided, however, if the remaining term of such agreement is less than one (1) year, Purchasers shall cause the Companies not to terminate such agreement for twelve
(12) months from the Closing Date.

     5.12 LITIGATION AND TAX SUPPORT. In the event and for so long as any party actively is contesting or defending against any Claim (including any Tax audit or similar proceeding) in any such case in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Companies, each party shall cooperate, to the extent commercially reasonable, with the other party and their counsel in the contest or defense, make its personnel reasonably available, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under this Agreement). Each party shall similarly cooperate with the other party in connection with the preparation of any Returns to be prepared by the other party related to the Companies.

     5.13 NO SOLICITATION OF OTHER BIDS. Seller and its Affiliates shall not, nor shall any of them authorize or permit any of their officers, directors or employees or any investment banker, attorney, accountant or other representative retained by any of them to (a) solicit, initiate, continue or encourage any Other Bid, (b) enter into any agreement with respect to any Other Bid, (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid, (d) enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to either Company or its business operations or (e) enter into any other arrangement with any other party, the purpose of which is to prevent the consummation of the Transactions. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Seller or its Affiliates, or any Person acting at their direction, shall be deemed to be a breach of this Section 5.13 by Seller. Seller agrees not to, without the prior written consent of CPU, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party that is related to the Companies.

     5.14 ALLOCATION OF TAX LIABILITIES.

          (a) Seller shall be liable and be responsible for all Taxes relating to the Companies regardless of when due and payable, (i) with respect to all Tax periods ending on or prior to the Closing Date, and (ii) for the portion of such period up to and including the Closing Date.

          (b) EQAC will be liable and responsible for all Taxes relating to the Companies regardless of when due and payable with respect to all periods or any portion thereof subsequent to the Closing Date.

     5.15 TAX RETURNS.

          (a) Seller will include the income or loss of the Company for all periods ending on or before the Closing Date on Seller's timely filed income Tax Returns and will file all such Returns when due (including extensions). Seller will cause to be prepared, and will cause to be filed when due (including any extensions), all income Tax Returns of the Companies for all Tax periods ending on or before the Closing Date, for which such Returns have not been filed as of the Closing Date. Seller will cause all such Returns to be accurate and complete in accordance with applicable Laws and to be prepared on a basis consistent with the Returns filed by or on behalf of the Companies for the preceding Tax period. Where such Returns must be filed by the Companies, upon Seller's reasonable request EQAC will cause such Returns to be filed when due (including any extensions).

          (b) Seller will cause to be prepared, and will cause to be filed when due (including any extensions), all non-income Tax Returns of the Companies for all Tax periods ending on or before the Closing Date. Seller will cause all such

     Returns to be accurate and complete in accordance with applicable Laws and to be prepared on a basis consistent with the Returns filed by or on behalf of the Companies for the preceding Tax period. Where such Returns must be filed by the Companies, upon Seller's reasonable request EQAC will cause such Returns to be filed when due (including any extensions). All non-income Tax Returns of the Companies for periods ending after the Closing Date (including those for which a portion of such period occurred prior to the Closing Date) will be prepared by Purchaser.

          (c) Except as otherwise provided in this Section 5.15, EQAC will prepare and file when due (including any extensions) all other Returns of the Companies that include a period after the Closing Date; provided, however, that Seller will have the right to review and provide reasonable comments (prior to filing) with respect to all income Tax Returns that include the Closing Date or any period prior to the Closing Date.

          (d) For purposes of this Section 5.15, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the Tax period ending on the Closing Date will (i) in the case of Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures, expenses or any similar Tax base, be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures, expenses or any similar Tax base, be deemed equal to the amount that would be payable if the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with prior practice of the Companies.

     5.16 TAX COOPERATION. After the Closing Date, EQAC and Seller will make available to the other, as reasonably requested, all information, records or documents (including state apportionment information) relating to Tax liabilities or potential Tax liabilities of the Companies with respect to (i) Tax periods ending on or prior to the Closing Date, and (ii) Tax periods beginning before the Closing Date, and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date. EQAC and Seller will preserve all such information, records and documents until the expiration of any applicable statute of limitations thereof. EQAC will prepare and provide to Seller any information or documents reasonably requested by Seller for Seller's use in preparing or reviewing the Returns referred to in
Section 5.15. Notwithstanding any other provision hereof, each party will bear its own expenses in complying with the foregoing provisions.

     5.17 TAX REFUNDS.

          (a) All refunds of Taxes relating to the Companies received by Seller, the Companies, Purchasers or any of their Tax Affiliates with respect to Tax periods ending on or before the Closing Date or involving Seller's consolidated returns will be for the account of Seller. At Seller's request, EQAC will pay over to Seller any such refunds that EQAC may receive, as well as the cash value of any deductions available to EQAC in connection with the exercise of Seller stock options after the Closing, computed at an assumed 40% tax rate, immediately upon receipt of such request. Any refunds due to Seller pursuant to this Section 5.17(a) shall be payable within thirty days of receipt of such refund by Companies, Purchasers or any of their Tax Affiliates.

          (b) All other refunds of Taxes with respect to the Companies will be for the account of EQAC. At EQAC's request, Seller will take such action as reasonably requested by EQAC to obtain such refunds and will pay over to EQAC any such refunds immediately upon receipt thereof.

          (c) All refunds of Taxes which relate to both periods before and after the Closing shall be apportioned between EQAC and Seller based upon the allocation method described in Sections 5.15.

     5.18 TAX SHARING AGREEMENTS. All tax sharing agreements between Seller, on the one hand, and either Company on the other hand, shall be terminated as of the Closing Date after normal operations but before the "deemed sale of assets" under Code Section 338(h)(10).

     5.19 INCENTIVE COMPENSATION. After the Closing Date, Purchasers will pay, or cause the Companies to pay, any bonuses or other incentive compensation that have been accrued for on the Closing Date Balance Sheet.


     5.20 FURTHER ASSURANCES; COOPERATION. From and after Closing, Purchasers shall cooperate with Seller and provide Seller all reasonable information, including, but not limited to, tax, financial and operational information, to the extent Seller needs such information to make all filings with Governmental Authorities.

     5.21 EMPLOYEE BENEFITS.

          (a) RETAINED PLANS. Effective as of the Closing Date, the Companies shall cease to be participating employers in any Benefit Plan maintained by the Seller or any of its ERISA Affiliates (other than the Companies) prior to the Closing Date, whether or not disclosed under this Agreement or in any Schedule (the "Retained Plans"). The Seller shall take all actions necessary to effectuate such withdrawal of the Companies as participating employers in the Retained Plans without any further liability or obligation to the Companies; provided, that Purchasers shall cause all amounts accrued on the Closing Date Balance Sheet for contributions to Retained Plans to be paid by the

     Companies to Seller within five (5) business days after written request by Seller. The benefits of (i) those individuals actively employed by the Companies as of the Closing Date and (ii) those individuals who are on an approved leave of absence as of the Closing Date, whose last employment was with the Companies and who are expected to return to employment with the Companies (collectively, "Company Employees"), or of any persons claiming through such Company Employees, shall be administered in accordance with the terms of the Retained Plans, except to the extent otherwise set forth herein. Except as expressly provided by the terms of the Retained Plans, benefits of all Company Employees in the Retained Plans shall be discontinued as of the Closing Date. CPU agrees to take all actions necessary to ensure that a qualified retirement plan sponsored by Companies, or by an ERISA Affiliate of the Companies, following the Closing Date, shall accept direct rollovers of distributions made to the Company Employees from the Seller 401(k) Profit Sharing, including rollovers of participant loans and related promissory notes.

          (b) COMPANY PLANS. The Companies shall continue to maintain any Benefit Plan maintained by the Companies for Company Employees only prior to the Closing Date, whether or not disclosed under this Agreement or in any Schedule (the "Company Plans"), on and after the Closing Date, and such Company Plans shall not be Retained Plans as described in Section 5.20(a). Company Plans shall include, but shall not be limited to, the EQS 401(k) Retirement Plan, the EQS Employee Assistance Program, and the Boston EQS, L.P. Deferred Compensation Plan. Seller shall have no liability or obligations with respect to any Company Plan on or after the Closing Date except for a breach of representation covered by Section 8.1.

          (c) CODE SECTION 125 PLAN. Seller shall take all actions necessary to effectuate a "spin-off," effective as of the Closing Date, of that portion of the DST Systems, Inc. Flexible Benefit Program (the "DST Flex Plan") consisting of the elections and account balances of Company Employees to a plan sponsored by CPU or any CPU Affiliate which is substantially similar to the Seller Flex Plan (the "Company Flex Plan").

          (d) WELFARE PLANS. Effective as of the Closing Date, CPU shall establish employee welfare benefit plans maintained by CPU or any of its ERISA Affiliates (the "CPU Welfare Plans"), including, but not limited to, medical, dental, disability and group life insurance plans, which shall:
     (i) provide coverage to Company Employees and their spouses and eligible dependents effective as of the Closing Date which is substantially similar to coverage provided to similarly-situated employees of CPU's operations in the United States, (ii) provide credit to Company Employees for prior service with the Seller and any of its ERISA Affiliates for purposes of any waiting periods under the CPU Welfare Plans, and (iii) with respect to medical and dental benefits, waive any pre-existing condition limitations (to the extent such limitations were not applicable under the Retained Plans immediately prior to the Closing Date). The CPU Welfare Plans shall be responsible and liable for all claims for health, accident, sickness and disability benefits and workers compensation claims that are deemed incurred after the Closing Date by Company Employees. Seller and the Retained Plans shall remain responsible and liable for all similar claims that are deemed incurred by Company Employees on or prior to the Closing Date, to the extent such claims are otherwise covered by the terms of the Retained Plans. For purposes of this Section 5.21(d): (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug, dental, and vision care expenses) will be deemed to have been incurred on the date on which the related medical service or material was rendered to, prescribed or received by the Company Employee claiming such benefit, (ii) a claim for sickness or disability benefits or workers compensation will be deemed to have been incurred on the date on which such injury or illness giving rise to such claim occurred, and (iii) in the case of any claim for benefits other than health benefits and sickness and disability benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claim.

          (e) COBRA. The Seller shall be responsible for complying with all obligations under Part 6, Subtitle B of Title I of ERISA, as amended ("COBRA"), with respect to Company Employees and other "qualified beneficiaries" who incur a "qualifying event" under a Retained Plan on or prior to the Closing Date. CPU shall be responsible for complying with all COBRA obligations with respect to any Company Employee and other qualified beneficiaries under the CPU Welfare Plans as a result of any qualifying events occurring after the Closing Date.

          (f) BONUS AND INCENTIVE PLANS. After the Closing Date, Purchasers will pay, or cause the Companies to pay, any bonuses or other incentive compensation that have been accrued for on the Closing Date Balance Sheet.

          (g) STOCK OPTIONS AND RESTRICTED STOCK. Seller may, at its sole option, extend the exercise period for stock options held by Company Employees as of the Closing Date for an additional period following the Closing Date and may accelerate the vesting of certain restricted stock held by Company Employees as of the Closing Date.

     5.22  PRE-CLOSING   DISCLOSURE.   Seller  shall  immediately   disclose  to
purchasers any fact, event or circumstance that has a Material Adverse Effect with respect to the Companies.

     5.23 CERTAIN IT EMPLOYEES. Prior to or at the Closing, Seller shall effect the transfer of employment to EQS of up to fifty (50) Seller information technology employees that prior to Closing have been dedicated to support of EQS desktop systems at EQS's facility.

                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT - ALL PARTIES. The obligations of the parties to effect the sale and purchase of the Shares shall be subject to satisfaction of the following conditions at or prior to the Closing.

          (a) None of the parties shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental entity or court of competent jurisdiction which prohibits, prevents or makes illegal completion of the sale and purchase of the Shares or the consummation of the Transactions;

          (b) No proceeding initiated by any Governmental Authority or any other Person seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the sale and purchase of the Shares shall be pending or threatened;

          (c) All required consents of Governmental Authorities and approvals shall have been obtained, including filings pursuant to the HSR Act and the CIBCA; and

          (d) All of the Ancillary Agreements shall have been executed and delivered by the parties thereto.

     6.2 CONDITIONS PRECEDENT - SELLER. The obligations of Seller to effect the sale and transfer of the Shares shall be subject to satisfaction of the following conditions at or prior to the Closing.

          (a) The  representations  and  warranties of  Purchasers  set forth in
     Article 4 hereof shall be true and correct as of the date of this Agreement and in all material respects as of the Closing as though made anew as of the Closing, unless in the latter case the representation and warranty specifically relates to an earlier date;

          (b) Purchasers shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;

          (c) Seller shall have been released from any and all guarantees of obligations relating to EQS or EquiServe Trust described in SECTION 6.2(C) of the Seller's Disclosure Schedule;

          (d) Seller shall have received from Purchasers the documents to be delivered to Seller pursuant to Section 2.4;

          (e) Each of Purchasers shall have delivered to Seller a certificate, dated as of the Closing and signed by a duly authorized officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     6.3 CONDITIONS PRECEDENT - PURCHASERS. The obligations of Purchasers to effect the sale and transfer of the Shares shall be subject to satisfaction of the following conditions at or prior to the Closing.

          (a) The representations and warranties of Seller set forth in Article 3 hereof shall be true and correct as of the date of this Agreement and in all material respects as of the Closing as though made anew as of the Closing, unless in the latter case the representation and warranty specifically relates to the Effective Date or to another date;

          (b) Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;

          (c) Purchasers shall have received from Seller the documents to be delivered to Purchaser pursuant to Section 2.4;

          (d) Since the date of the Agreement, there shall not have occurred any Material Adverse Effect with respect to the Companies;

          (e) Seller shall have delivered to Purchasers a certificate, dated as of the Closing and signed by a duly authorized officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b)have been satisfied.


                                    ARTICLE 7
                                   TERMINATION

     7.1 TERMINATION. This Agreement may be terminated:

          (a) at any time prior to the Closing, by the mutual consent in writing of Purchasers and Seller;

          (b) at any time prior to the Closing, by Purchasers in writing if Seller has breached in any material respect any material covenant or undertaking contained herein or any material representation or warranty contained herein, unless such breach has been cured within thirty (30) days after written notice of such breach;

          (c) at any time prior to the Closing, by Seller in writing if Purchasers have breached in any material respect any material covenant or undertaking contained herein or any material representation or warranty contained herein, unless such breach has been cured within thirty (30) days after written notice of such breach;

          (d) at any time prior to the Closing, by either Purchasers or Seller in writing if any governmental entity or court of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the sale and purchase of the Shares pursuant to this Agreement;

          (e) at any time prior to the Closing, by Seller in writing if (i) Purchasers have not obtained regulatory approval within six months of filing a technically complete Corporate Background and Financial Report Form, and other related documents and filings pursuant to the CIBCA, or
     (ii) if a Corporate Background and Financial Report Form (the "Notice") has not been filed prior to the date set forth in Section 5.8(b), or , if additions or changes to the Notice are requested by the OCC in order to make it technically complete, within ten (10) business days after the date of such request by the OCC.

          (f) and if Seller terminates this Agreement pursuant to Section 7.1(c) or (e) (unless, with respect to a termination under Section 7.1(e), the Seller is the cause of the failure to obtain any such regulatory approval), Seller shall be entitled to liquidated damages in the amount of Twenty Million Dollars ($20,000,000), payable by Purchasers, in cash, immediately upon demand by Seller. If Purchasers terminate this Agreement pursuant to
     Section 7.1(b), Purchasers shall be entitled to liquidated damages in the amount of Twenty Million Dollars ($20,000,000) payable by Seller, in cash, immediately upon demand by Purchaser. The parties agree that the foregoing is intended as an estimate of their actual losses in such an event, which will be difficult to calculate, and not as a penalty, and that the payment of the foregoing liquidated damages shall be the sole and exclusive remedy for termination of this Agreement as described in this paragraph. Prior to the exercise of any termination rights under this Article 7, the chief executive officers of the parties shall discuss with each other reasonable alternatives that may be available for restructuring the Transactions to avoid termination.

                                    ARTICLE 8
                                 INDEMNIFICATION

     8.1 INDEMNITY BY SELLER.

          (a) Subject to Section 8.1(b), Seller agrees to indemnify Purchasers, their Affiliates (including, after the Closing, the Companies) and their respective employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel and expert witnesses (collectively, the "PURCHASERS' LOSSES"), related to or arising directly or indirectly out of (i) any inaccuracies in any representation or warranty made by Seller in this Agreement, (ii) any failure or breach by Seller of any covenant, obligation, or undertaking made by Seller in this Agreement or (iii) any Identified Liability.

          (b) Except for Purchasers' Losses arising directly from a misrepresentation or breach under Sections 3.1, 3.2, 3.3, 3.4, 5.6, 5.14, 5.16, 5.17 and 5.21, no Claim may be made under Section 8.1(a)(i) after the second annual anniversary of the Closing Date (the "INDEMNIFICATION Period"). Seller shall have no liability under Section 8.1(a) or otherwise pursuant to this Agreement or arising out of the Transactions for any claim resulting in Purchasers' Losses of less than $10,000 and until the total aggregate of Purchasers' Losses exceeds the Minimum Threshold Amount, and then only for the amount by which Purchasers' Losses exceed the Minimum Threshold Amount. The total liability of Seller under Section 8.1(a)(i) or otherwise pursuant to this Agreement or arising out of the Transactions shall not exceed, in the aggregate, $15,000,000. However, the foregoing two sentences of this Section 8.1(b) shall not apply to Claims pursuant to
     Section 8.1(a)(iii) or any breach of the representations and warranties or covenants or agreements set forth in Sections 2.15, 3.1, 3.2, 3.3, 3.4, 5.6, 5.14, 5.16, 5.17, 5.21 and Section 7.1 (f) hereof. Any Claim for
     Purchasers' Losses arising from, or in connection with, any inaccuracy or misrepresentation in, or breach of any representation or warranty or covenant or agreement set forth in Sections 2.15, 3.1, 3.2, 3.3, 3.4, 5.6, 5.14, 5.16, 5.17 and 5.21 shall be limited to, and under no circumstances shall exceed, in the aggregate, the total value of the Purchase Price on the Closing Date. For purposes of determining the total value of the Purchase Price, the value of the CPU Shares on the Closing Date shall be computed using the average high and low trading price of the CPU Shares on the ASX on the Closing Date, or the next business day after the Closing Date, if the markets are closed on the Closing Date.

          (c) Notwithstanding the foregoing provisions of Section 8.1, or any other provision of this Agreement, Seller shall have no obligation for any of Purchasers' Losses that are recoverable pursuant to (i) the Bank One Corporation Agreements, or (ii) any insurance policies described in Section
     3.18 of Seller's Disclosure Schedule. No waiver or compromise of any rights by CPU or by EQS after the Closing shall have any effect upon the foregoing limitation of Seller's obligations

     8.2 INDEMNITY BY PURCHASERS.

          (a) Subject to Section 8.2(b), Purchasers agree to jointly and severally indemnify Seller, its Affiliates and their respective employees, officers, directors, controlling persons, successors and assigns, harmless from and with respect to any and all  claims,  liabilities,  losses,  damages,  costs and expenses, including without limitation the reasonable fees and disbursements of counsel and expert witnesses (collectively, the "SELLER'S LOSSES"), related to or arising directly or indirectly out of (i) any inaccuracies in any representation or warranty made by Purchasers in this Agreement, or (ii) any failure or breach by Purchasers of any covenant, obligation, or undertaking made by Purchasers in this Agreement and (iii) all guarantees made by Seller or its Affiliate of obligations of EQS or EquiServe Trust described in SECTION 6.2(C) of the Seller's Disclosure Schedule.

          (b) Except for Seller's Losses arising directly from a misrepresentation or breach under Sections 2.2(a), 2.2(b), 4.1, 4.2, 4.3 or 4.4, no Claim may be made under Section 8.2(a) after the expiration of the Indemnification Period. Purchasers shall have no liability under Section 8.2(a)(i) or otherwise pursuant to this Agreement or arising out of the Transactions for any claim resulting in Seller's Losses of less than
     $10,000 and until the total aggregate of Seller's Losses exceeds the Minimum Threshold Amount and then only for the amount by which Seller's Losses exceed the Minimum Threshold Amount. The total liability of Purchasers for indemnification under Section 8.2(a)(i) or otherwise pursuant to this Agreement or arising out of the Transactions for any amount of Seller's Losses shall not exceed, in the aggregate, $15,000,000. However, the foregoing two sentences of this Section 8.2(b) shall not apply to any breach of the representations and warranties or covenants or agreements set forth in Sections 2.2(a), 2.2(b), 2.15, 4.1, 4.2, 4.3 and 4.4, and to Section 7.1(f) hereof. Any Claim for Seller's Losses arising from, or in connection with, any inaccuracy or misrepresentation in, or breach of any representation or warranty or covenant or agreement set forth in Sections 2.15, 2.2(a), 2.2(b), 4.1, 4.2, 4.3 or 4.4, shall be limited to, and under no circumstances shall exceed, in the aggregate, the total value of the Purchase Price on the Closing Date. The value of the CPU Shares on the Closing Date shall be computed using the average high and low trading price of the CPU Shares on the ASX on the Closing Date, or the next business day after the Closing Date, if the markets are closed on the Closing Date.

     8.3 CLAIMS.

          (a) Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the party hereto obligated to provide indemnification hereunder (the "INDEMNIFYING Party") of any Claim with respect to which the Indemnified Party seeks indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 8 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD PARTY CLAIM"), upon receipt of such notice from the Indemnified Party the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the

     Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim: (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and (ii) there is no conflict of interest which would make separate representation by the Indemnified Party's own counsel advisable. The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or (ii) impose any obligation on the Indemnified Party.

          (b) In the event of any Indemnification Claim under Section 8.1 or 8.2 hereof, the Indemnified Party shall fully advise the Indemnifying Party in writing of the amount and circumstances surrounding such Indemnification Claim and cooperate fully with the Indemnifying Party in the defense of
     such   Indemnification   Claim.

     8.4  INDEMNIFICATION  AS  SOLE  REMEDY.  Indemnification  pursuant  to this
Article 8 is the sole and exclusive remedy for any and all claims arising under, or in connection with, this Agreement or any of the Transactions, other than as set forth in Sections 5.1, 5.6 and 7.1, and no party hereto shall be entitled to make any claim that would circumvent the limitations set forth in Sections 8.1(b) and (c) and 8.2(b); provided, however, Purchaser shall have the rights to equitable relief set forth in Sections 5.1 and 5.6.

     8.5 CHARACTERIZATION OF PAYMENTS. Any payments made by Seller or Purchasers pursuant to this Article 8 shall be treated by all parties as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

     8.6 INTERPRETATION. The parties expressly acknowledge and agree that, with the exception of the representations, warranties and covenants specified in
Section 3.16 herein, the words and terms "material," "in all material respects" and "Material Adverse Effect" (whether or not capitalized) when used to modify a representation, warranty or covenant contained herein shall be disregarded for the purposes of this Article 8. By way of further explanation, for purposes of determining whether a breach of any representation, warranty or covenant (except for the representations, warranties and covenants specified in Section 3.16 herein) has occurred and the amount of Losses by reason of any such breach under this Article 8, the applicable representation, warranty or covenant shall be read and interpreted as if such words and terms were not included therein. For purposes of this Article 8, the term "Transactions" does not include the Ancillary Agreements.

                                    ARTICLE 9
                             GENERAL; MISCELLANEOUS

     9.1 EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expenses.

     9.2 NOTICES. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be given by hand delivery, facsimile, certified or registered mail (return receipt requested) or by recognized overnight express service, addressed to the respective party or parties at the following addresses:

                           If to Seller:

                                    DST Systems, Inc.
                                    333 W. 11th Street
                                    Kansas City, Missouri 64105
                                    Attention: Chief Executive Officer
                                    Facsimile: (816)435-8630

                           With a copy to:

                                    DST Systems, Inc.
                                    333 W. 11th Street
                                    Kansas City, Missouri 64105
                                    Attention: General Counsel
                                    Facsimile: (816)435-8630

                           If to Purchasers:

                                    Computershare (US)
                                    2 North LaSalle Street
                                    Chicago, Illinois 60692
                                    Attention: Chief Executive Officer
                                    Facsimile:  (312) 601-4336

                           With a copy to:

                                    Computershare Ltd.
                                    60 Carrington Street
                                    Sydney, NSW 2000 Australia
                                    Attention: Chief Legal Officer
                                    Facsimile:  613 9473 2415
or to such other address or addresses as any party may designate to the others by like notice as hereinabove set forth. Any notice given hereunder shall be deemed given and received on the date of hand delivery, the date sent by facsimile so long as the notice and confirmation are sent the same day and such day is a Business Day (otherwise on the next Business Day) or three (3) Business Days after deposit with the United States Postal Service if sent by mail as provided above, or one (1) Business Day after delivery to a recognized overnight express service for next day delivery, as the case may be

     9.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

     9.4 CONSENT TO JURISDICTION. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement shall be brought, non-exclusively in a court of competent jurisdiction of the State of Delaware. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding.

     9.5 SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     9.6 ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto or thereto, except that each Purchaser may assign any and all of its right, interests and obligations hereunder as security for obligations to lenders and except that each Purchaser may assign its rights under this Agreement to an Affiliate; PROVIDED that neither Purchaser shall be released from any of its obligations hereunder by reason of such assignment.

     9.7 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties and their respective successors, if any, hereto, any rights or remedies under or by reason of this Agreement.

     9.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9 CONSTRUCTION.

          (a) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. All references to an Article or Section include all subparts thereof. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

          (b) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     9.10 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any related agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     9.11 WAIVER OF CERTAIN DAMAGES. All of the parties hereto to the fullest extent permitted by law irrevocably waive any rights they may have to punitive, special, exemplary or consequential damages based upon or arising out of this Agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto; PROVIDED that the foregoing waiver shall not apply with respect to damages awarded to third parties and subject to indemnification under this Agreement. For purposes of this Agreement, no party shall waive, and either party shall be entitled to, liquidated damages pursuant to Article 7 hereof.

     9.12 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto, as applicable. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledge and agree that, in entering into this Agreement they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement.

                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.


                                    SELLER:

                                    DST SYSTEMS, INC., a Delaware
                                    corporation


                                    By: /s/ Thomas A. McDonnell
                                       ----------------------------------
                                    Thomas A. McDonnell
                                    President and Chief Executive Officer


                                    PURCHASERS:

                                    COMPUTERSHARE LTD., an Australian
                                    corporation



                                    By: /s/ Christopher J. Morris
                                       ----------------------------------
                                    Christopher J. Morris
                                    President and Chief Executive Officer


                                    COMPUTERSHARE (US), a Delaware general
                                    partnership

                                    By Computershare Finance Company
                                    Pty Ltd., its general partner


                                    By: /s/ Paul X. Tobin
                                       ----------------------------------
                                    Name:  Paul X. Tobin
                                    Title:  Director


                                    EQAC INC., a Delaware corporation



                                    By: /s/ Steven Rothbloom
                                       ----------------------------------
                                    Name:  Steven Rothbloom
                                    Title:  President